SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 5, 2025
Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 8.01	Other Events.

Zion Oil and Gas, Inc., a Delaware corporation, which has an active petroleum exploration operation onshore Israel on the Megiddo-Jezreel area, announces the following update on recompletion operations for the Megiddo-Jezreel #1 well (MJ-01). The corporation announces that initial flowback operations from its Megiddo-Jezreel #1 re-entry have resulted in gas reaching the surface onshore in Israel. The perforation and stimulation operations were successfully completed, with gas observed at surface during early flowback.

The well is currently in the stimulation fluid recovery and cleaning phase. Zion is sourcing additional equipment to continue flow testing and conduct volumetric analysis to evaluate reservoir characteristics. These efforts are part of Zion’s ongoing plan to optimize recovery and assess the well’s production potential.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1 – Press release dated May 5, 2025

104 – Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: May 5, 2025	By:	/s/ Robert Dunn
Robert Dunn
Chief Executive Officer